KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                            9 1 9  T H I R D  A V E N U E

                             NEW YORK, N.Y. 10022 - 3852
                                   (212) 715 - 9100

                                                                    FAX
                                                              (212) 715-8000

                                                          WRITER'S DIRECT NUMBER
                                                              (212) 715-9204

                                       February 8, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                Re:  Noodle Kidoodle, Inc.
                     Registration Statement on Form S-1
                     ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Noodle Kidoodle, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 2,000,000 shares of common stock, par value $.001 per share of the Company to be sold by the Company (the "Firm Shares") and up to 315,000 shares of common stock (the "Additional Shares") to be sold upon exercise of an option granted by the Company to Paine Webber Incorporated and Rodman & Renshaw, Inc. as representatives of the several underwriters (the "Representatives"), to cover over allotments pursuant to an underwriting agreement to be entered into by and among the Company, the Representatives and the selling stockholders. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares".

          As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or

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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

Securities and Exchange Commission
February 8, 1996
Page 2



appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

          We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued and sold in accordance with the terms described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully-paid and non-assessable shares of common stock of the Company.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                              Very truly yours,



                              /s/  Kramer, Levin, Naftalis,
                                   Nessen, Kamin & Frankel